UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — March 15, 2018
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INGERSOLL-RAND PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)

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Ireland	001-34400	98-0626632
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170/175 Lakeview Drive
Airside Business Park
Swords, Co. Dublin
Ireland
(Address of principal executive offices, including zip code)

+(353)(0)18707400
(Registrant’s phone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.    Termination of Material Definitive Agreement.
On March 15, 2018, Ingersoll-Rand Global Holding Company Limited (the “Issuer”), a wholly-owned subsidiary of Ingersoll-Rand plc (“IR Parent”), completed the redemption in full of all of the $750 million aggregate principal amount of the Issuer’s issued and outstanding 6.875% Senior Notes due 2018 (the “2018 Notes”) at a redemption price of 101.8617754% of the outstanding aggregate principal amount, plus accrued and unpaid interest to, but excluding, the redemption date, and $350 million aggregate principal amount of the Issuer’s issued and outstanding 2.875% Senior Notes due 2019 (the “2019 Notes” and together with the 2018 Notes, the “Notes”) at a redemption price of 100.4186652% of the outstanding aggregate principal amount, plus accrued and unpaid interest to, but excluding, the redemption date. As a result, each of (i) the Indenture, dated as of August 15, 2008 (the “2018 Notes Indenture”), by and among the Issuer, IR Parent and the other guarantors party thereto, and Wells Fargo Bank, National Association, as trustee, relating to the 2018 Notes and (ii) the Indenture, dated as of June 20, 2013 (the “2019 Notes Indenture” and together with the 2018 Notes Indenture, the “Indentures”), by and among the Issuer, IR Parent and the other guarantors party thereto, and The Bank of New York Mellon, as trustee, relating to the 2019 Notes, was satisfied and discharged and the issuers and guarantors party thereto have no further obligations under the Notes, the related guarantees or the Indentures.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PLC (Registrant)

Date:	March 19, 2018	/s/ Evan M. Turtz
Secretary